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                                                                     EXHIBIT 4.5

                         STOCK OPTION AGREEMENT - PLAN 2
                         -------------------------------


     This STOCK OPTION AGREEMENT ("Stock Option Agreement") made this 15 day of June, 1993, between GLOBAL RESOURCES, INC., an Alaska Corporation, which includes its subsidiary corporations (the "Company"), and ANDREW J. DALE, a person, who has performed and intends to perform services for the Company and has become associated with the Company as an employee or independent contractor (the "Associate").

         WHEREAS, the Associate has rendered and intends on rendering valuable service to the company and is a valued service provider to the Company; and


WHEREAS, the Company desires to reward such service and intended service and to provide an incentive for additional efforts toward the improvement of the earnings of the Company in the future by encouraging stock ownership by persons who provide service to the Company;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION AND RIGHT TO PURCHASE SHARES. The Company hereby grants to the Associate the option and right to purchase all or any part of an aggregate of 10,000 shares of the Company's Common Stock (hereinafter sometimes referred to as "the Shares", such number being subject to adjustment as provided in paragraph 9 hereof), on the terms and conditions herein set forth.

2. TIME AND NUMBER OF SHARES SUBJECT TO OPTION TO PURCHASE. This Stock Option Agreement is valid for a period of ten (10) years from the date hereof, after which time the option and right to purchase Shares pursuant to this Stock Option Agreement expires and becomes void. The Associate may exercise the option to purchase any or all of the Shares at the times first written below and in the amounts set forth below as follows:

After:   July 1, 1993                                2,000 Shares

After:   July 1, 1994                                2,000 Shares

After:   July 1, 1995                                2,000 Shares

After:   July 1, 1996                                2,000 Shares

After:   July 1, 1997                                2,000 Shares

After:                                               _____ Shares

Total:                                               10,000 Shares

SEE TAX AND SECURITIES MATTERS ON PAGES 6 AND 7
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     All or any of the Shares for which this option to purchase are not exercised at the time or times they first become available for purchase, may be purchased at any time thereafter until such time as the right to purchase expires and become void.

3. EXERCISE PRICE. The exercise or purchase price of the 10,000 Shares covered exercise this Stock Option Agreement shall be $4.50 per share. The Company's estimate of the market value of its free trading publicly held common Stock on the date this option was granted is $4.50 per Share.

4. PAYMENT OF SHARES. The Associate shall pay for the Shares in cash or by certified check at the time or times the option is exercised. The Company may, but is not obligated to provide, and the Associate may in the Associate's sole discretion elect to accept a loan from the Company in the total amount (or any lesser amount that the Company and the Associate shall agree upon) of the Option price of the shares purchased by the Associate. Such a loan would bear simple interest at the market rate or other rate that the Company would deem appropriate and would be secured to the degree deemed adequate by the Company.

5. NONTRANSFERABILITY. This Stock Option Agreement shall not be transferable otherwise than by will or the laws of descent and distribution, and the option to purchase may be made, during the lifetime of the Associate, only by the Associate. More particularly (but without limiting the generality of the foregoing), this Stock Option Agreement may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option Agreement contrary to the provision hereof, and the levy of any execution, attachment or similar process upon the Stock Option Agreement, shall be null and void and without effect.

6. EMPLOYMENT OR SERVICE AND ACCELERATION OF 0PTION. In consideration of the granting of the option to purchase Shares in this Stock Option Agreement, the Associate agrees to be employed by or provide services to the Company for an indeterminate length of time. If the Associate is no longer employed by the Company or no longer providing services to the Company as an independent contractor, all future options that are not then exercisable may be cancelled by the Company and the Company may accelerate the times at which the Associate may pay for any option for shares that are exercisable but unpurchased and require the Associate to pay for any such Shares within one (1) year of the date of a written Notice to Accelerate and Require Payment has been sent to the Associate. If the Associate does not make payment for any unpurchased Shares within that one (1) year period, the Associate will forfeit his right to purchase any unpurchased Shares.

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7. NONCOMPETITION. In consideration of the granting of the option to purchase
Shares in this stock Option Agreement, the Associate agrees that during the period the Associate is providing services to the Company and for a period of three years following his termination of providing services for any reason, he will not, either directly or indirectly do any of the following:

         (a) Be involved, as an owner, partner, shareholder, joint venturer, director, employee, independent contractor, or otherwise, in the conduct of any business which competes with the business of the Company or any business being developed by the Company;

         (b) Solicit business from any customer of the Company or copy, obtain or utilize in any manner any mailing list or customer list of the Company;

         (c) Solicit any other Associates of the Company to be employed by him or by any entity in which he is an owner or employee; or

         (d) Disclose to any third party any of the Company's confidential data or confidential information including mailing lists or customer lists, obtained by him while providing services to the Company.

                           In the event of any breach of this paragraph 7 by the
Associate, the Company, after written notice to the Associate, (i) may place stop transfer restrictions on any Common Stock of the Company owned by the Associate, in order to provide security for damages caused to the Company by any of the foregoing breaches and (ii) cancel any unexercised options to purchase shares held by the Associate.


8. DEATH BENEFIT. In the event of the Associate's death while the Associate is employed by or providing services to the Company, the Company agrees to forgive any balance due and owing to the Company by the Associate, for any loan from the Company to the Associate for the purchase of shares. The Company shall also purchase any unexercised options, at the rate provided in paragraph 3 above, for the Associate's estate.

9. CHANGES IN CAPITAL STRUCTURE. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, the number and kind of shares subject to the Stock Option Agreement and the exercise price thereof shall be proportionately adjusted as the Board Of Directors may reasonably deem appropriate.

10. ADDITIONAL REPRESENTATION OF THE ASSOCIATE. The Associate hereby represents and warrants to the Company as follows:


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         (a) The Associate has either a pre-existing personal business relationship with the Company or any of its officers, directors or controlling persons, or by reason of the Associate's business or financial experience could be reasonably assumed to have the capacity to protect the Associate's own interests in connection with this investment.

         (b) The Associate has adequate means of providing for his current needs and possible personal contingencies, has no need for liquidity of his investment in the Company hereunder, and has a sufficient net worth and anticipates that he will continue to have in the future income sufficient to bear the economic risk of losing the Associate's entire investment in the Company hereunder.

         (c) The Associate has had or prior to the exercise of the option to purchase the Shares shall have had made available to the Associate all information and documents listed in Exhibit A so that the Associate has or will have prior to the exercise of the option to purchase the Shares either been given for retention by the Associate or has had or will have had access to and is familiar with all of the information and documents listed in Exhibit A, including, but not limited to, the Company's latest Annual Report, Proxy Statement and latest Quarterly Statement on Form 10-Q. The Associate has had the opportunity to ask questions of and receive answers from the officers, directors, stockholders, employees, agents, attorneys, and accountants of the Company concerning the terms and conditions of this Stock Option Agreement and all such questions have been answered to the Associates full satisfaction. The Company has given the Associate the opportunity to obtain such additional information and documents necessary to verify the accuracy of the information and documents listed in Exhibit A and any other documents, records or books pertaining to the Company that the Associate has desired.

         (d) Neither the option to purchase nor Shares underlying the option to purchase have been registered or qualified under the Federal Securities Act of 1933, as amended ("the Act"), the California Corporate Securities Law of 1968 or under the laws of any other State in reliance, as appropriate, on the "no sale" theory and/or an exemption or exceptions from registration or qualification as herein stated; the Associate is purchasing the shares without being furnished any offering literature or prospectus other than the information and documents listed in Exhibit A and such other information or documents as the Associate has requested.

         (e) The Shares are being acquired solely for the Associate's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision, or fractionalization thereof, and the Associate has not entered into and has no present plans to enter into any contract, undertaking, agreement, or arrangements to resell, distribute, subdivide or fractionalize the Shares, Unless the Board of Directors adopts a


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resolution permitting an earlier sale of the shares, the Associate further agrees to hold the Shares for a period of not less than two years after the completion of the payment for the purchase of the Shares.


         (f) The Associate further acknowledges and is aware of the following:

                   (v) That the Shares constitute a speculative investment which involves a very high degree of risk of loss by the Associate; and

                   (vi) While the Company may currently be experiencing a profit from current operations, there is no assurance that any such profit from current operations can be continued; and

                   (vii) That while the Company's Shares are publicly traded
             under the NASDAQ trading symbol "GLRS" there is a thin trading market in the Company's Common Stock. Consequently, the price of the Company's Shares may fluctuate more than a more established Company; and

                   (viii) That there are substantial restrictions on the
             transferability of the Shares; that the Shares wall not be, and holders of the Shares have no rights to require that, the shares be registered under the Act: that there will be no public market for the Shares in that they are restricted; that the Associate may not be able to utilize the provisions of Rule 144 adopted by the SEC under the Act with respect to the resale of the shares; and that, accordingly, it may not be possible for the Associate to liquidate the Associate's investment hereunder in the Company.

11. LEGENDS. The Associate acknowledges that this Stock Option Agreement and any certificate evidencing the Shares thereunder, and any and all replacements thereof, hereafter issued to the Associate or any transferee shall bear and be subject to legends in substantially the following form affecting the transferability of the Shares and that the Company will place appropriate stop-transfer orders with its transfer agent and registrar.

         "The Securities represented by this certificate have not been registered under the securities Act of 1933. These securities have been acquired for investment and may not be offered, sold, transferred, pledged, or hypothecated in the absence of an effective registration statement for the securities under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company that registration is not required under said Act."

12. CHANGES IN WRITINQ ONLY. This Stock Option Agreement may not be changed, waived, discharged, or terminated orally, or in any manner other than by an


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instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

13. APPLICABLE LAW. This Stock Option Agreement is made and shall be construed in accordance with the laws of the state of California.

14. CONSTRUCTION. Words in the singular or plural herein signify both the plural and singular. The use of any gender herein shall include all genders.

TAX MATTERS:
------------

THE ASSOCIATE IS HEREBY ADVISED TO SEEK INDEPENDENT TAX ADVICE REGARDING THIS OPTION TO PURCHASE SHARES AND THE EXERCISE OF THIS OPTION TO PURCHASE. There is no favorable tax treatment for the Shares subject to this Stock Option Agreement such as would be the case for a qualified stock option plan. The Associate may be subject to tax (i) at the time this Stock Option Agreement is executed, (ii) when the option to purchase is exercised and the Shares are purchased, (iii) when restrictions on the option to purchase lapse or (iv) another time. The exercise price of the Shares and market price of the Shares are important factors. Additionally, the method of payment for the shares may subject the Associate to tax, as in the case where the Shares are paid for by services rendered to the Company. THE COMPANY Is NOT ABLE TO PROVIDE TAX ADVICE TO ASSOCIATE. TAX CONSEQUENCES CHANGE FROM TIME TO TIME AND VARY DEPENDING UPON THE PERSON. THE ASSOCIATE IS STRONGLY ADVISED TO SEEK INDEPENDENT TAX ADVICE REGARDING ALL TAX MATTERS RELATED TO THIS STOCK OPTION AGREEMENT.

SECURITIES MATTERS:
-------------------

THE SECURITIES WHICH ARE THE SUBJECT OF THIS STOCK OPTION AGREEMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION PURSUANT TO RULE 504 OF REGULATION D PROMULGATED UNDER SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED

(THE "1933 ACT") AND/OR EXEMPT PURSUANT TO SECTION 4(2) OF THE 1933 ACT OR ARE EXEMPT UNDER THE "NO SALE" THEORY. THESE SECURITIES ARE ALSO BEING OFFERED PURSUANT TO EXEMPTIONS FROM QUALIFICATION OR REGISTRATION UNDER CERTAIN STATES' SECURITIES LAWS INCLUDING CALIFORNIA. NO APPLICATION TO REGISTER OR QUALIFY THESE SECURITIES HAS BEEN OR WILL BE FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH ANY STATE SECURITIES COMMISSION.

SINCE THE SHARES RAVE NOT SEEN REGISTERED UNDER THE 1933 ACT, SAID SHARES ARE "RESTRICTED" IN THAT NO SALE, OFFER TO SELL OR TRANSFER OF SUCH SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT OR AN

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EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS THEN IN FACT
APPLICABLE TO SUCH SHARES.

THERE ARE SUBSTANTIAL RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES. THE COMPANY HAS NO PRESENT INTENTION AND INVESTORS IN THE COMPANY HAVE NO RIGHTS TO REQUIRE THAT SUCH SHARES BE REGISTERED UNDER THE 1933 ACT. RULE 144, ADOPTED UNDER SAID ACT, RELEASE NO. 5223, JANUARY 11, 1972, AS AMENDED, WHICH PROVIDES FOR CERTAIN SALES OF UNREGISTERED SECURITIES IN LIMITED AMOUNTS IN ACCORDANCE WITH ITS TERMS AND CONDITIONS, IS NOT PRESENTLY AVAILABLE TO SUCH SHARES. THERE IS NO MARKET FOR THE SHARES SINCE SUCH SHARES ARE "RESTRICTED."

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its officers thereunto duly authorized, and the Associate has hereunto set his hand and seal, all on the day and year first above written,

                                                        GLOBAL RESOURCES, INC.
                                                        An Alaska Corporation

                                                        By: /s/ PERRY T. MASSIE
                                                        -----------------------
                                                        Perry T. Massie,
                                                        Chief Executive Officer


ATTEST:

--------------------------------------

ANDREW J. DALE
--------------------------------------
"Associate" Print Name

  /s/ ANDREW J. DALE
--------------------------------------
"Associate"  Signature


--------------------------------------
Social Security Number

 Temecula
--------------------------------------
City

CA                             92590
--------------------------------------
State                         Zip Code

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                                    EXHIBIT A
                                    ---------


1.   1992 Annual Report.

2.   Quarterly Report on Form 10-Q for the Quarter ended March 31, 1993.

4. Proxy Statement for the 1993 Annual Meeting of Shareholders scheduled for May 26, 1993.


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